Exhibit 99.1

FOR IMMEDIATE RELEASE

Northann Corp. Regains Full Compliance with NYSE American Continued Listing Standards

FORT LAWN, S.C. — June 15, 2026 — Northann Corp. (“Northann” or the “Company”) (NYSE American: NCL), a flooring and wall panel technology company specializing in advanced 3D printing and digital embossing manufacturing, today announced that it has received formal notice from NYSE American LLC (the “NYSE American”) confirming that the Company has regained compliance with all continued listing standards set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”).

In its letter dated June 10, 2026, NYSE American advised the Company that it has resolved the previously disclosed continued listing deficiency relating to the stockholders’ equity requirement under Section 1003(a)(i) of the Company Guide, which had been referenced in the Exchange’s letters dated December 8, 2025. The Company regained compliance by demonstrating that it satisfied the applicable continued listing standards over a period of two consecutive quarters, in accordance with Section 1009(f) of the Company Guide.

As a result of regaining compliance, the “below compliance” (“.BC”) indicator associated with the Company’s common stock will no longer be disseminated, and the Company will be removed from the list of noncompliant issuers published on the NYSE American website. The Company’s common stock continues to trade on NYSE American under the ticker symbol “NCL.”

The return to full compliance comes during a period of renewed momentum for Northann. Northann’s competitive edge is rooted in its proprietary multi-layer 3D printing and digital embossing technology, which is protected by a portfolio of core technology patents held by the Company and enables Northann to deliver highly differentiated surface designs. The Company’s brands — including Benchwick, SuperOak, DotFloor, and Blue11 — are now carried by several major retailers across North America, and Northann has seen increasing consumer recognition of its innovative and distinctive products as it continues to execute the strategic initiatives implemented across its operations.

“Regaining full compliance with NYSE American’s continued listing standards is an important milestone for Northann, and we believe the strong growth we have seen in recent periods reflects that the strategic adjustments we have made across the business are taking effect,” said Lin Li, Chief Executive Officer and President of Northann Corp., “What sets us apart is the innovation and distinctiveness of our products, and that is resonating with major retailers across North America and with a growing base of consumers. Our strategy is not to compete as a low-cost, commodity-scale manufacturer, but to deliver greater value and innovation to our customers and to the market. Looking ahead, we expect artificial intelligence to be the next major step in our evolution, and we intend to leverage AI to significantly enhance both our product offering and our customer experience as we continue building long-term value for our shareholders, customers, and partners.”

The Company will remain subject to NYSE American’s normal continued listing monitoring. As provided under Section 1009(h) of the Company Guide, if the Company is again determined to be below any continued listing standard within 12 months of the date of the letter, the Exchange may examine the relationship between the two incidents and take further action as described in the Company Guide.

About Northann Corp.

Northann Corp. (NYSE American: NCL) is a flooring and wall panel technology company that designs, manufactures, and distributes innovative flooring and wall panel products built on its proprietary multi-layer 3D printing and digital embossing technology, which is protected by a portfolio of core technology patents. Through its family of brands — including Benchwick, SuperOak, DotFloor, and Blue11 — Northann delivers distinctive and innovative surface designs and substrate-agnostic flooring and wall panel solutions to major retailers across North America.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “intend,” “will,” “may,” and similar expressions, and include, among others, statements regarding the Company’s growth, the effectiveness of its strategic initiatives, its retail presence, consumer acceptance of its products, and the development, deployment and anticipated benefits of artificial intelligence and other new technologies in the Company’s products and customer experience. These statements are based on management’s current expectations and assumptions and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied, including, among others, the Company’s ability to maintain compliance with the continued listing standards of NYSE American; the Company’s ability to sustain revenue growth and execute its business strategy; the Company’s ability to develop, integrate and realize the anticipated benefits of artificial intelligence and other new technologies; prevailing market and economic conditions; and the risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Investor and Media Contact

Northann Corp.

ir@northann.com

ir.northann.com

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